UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2015

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 1.02                         Termination of a Material Definitive Agreement.

On July 29, 2015, Jeffrey G. Clevenger, Chief Executive Officer of Golden Minerals Company (“Golden Minerals” or the “Company”), notified the Company of his decision to retire as an officer and employee of Golden Minerals effective as of September 1, 2015.  Upon the effectiveness of Mr. Clevenger’s resignation as Chief Executive Officer of Golden Minerals, his Change of Control Agreement will terminate.

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2015, the board of directors (the “Board”) of the Company elected Warren M. Rehn, current President of the Company, to serve as Chief Executive Officer and a director of Golden Minerals effective as of September 1, 2015.

Upon the effectiveness of Mr. Rehn’s appointment as Chief Executive Officer, his annual salary will be $300,000, and his target bonus will be 70% of his annual salary, with a minimum and maximum bonus of 0% and 140%, respectively, of his annual salary.  In addition, Mr. Rehn’s equity incentive target award will be 100% of his annual salary, based on the Company’s achievement of specified objectives.  As an employee director, Mr. Rehn will not receive any additional compensation for serving on the Board.

Mr. Rehn, 60, was appointed Vice President, Exploration and Chief Geologist of the Company in February 2012 and was promoted to Senior Vice President, Exploration and Chief Geologist in December 2012 and to President in May 2015.  From 2006 until February 2012, Mr. Rehn held various positions at Barrick Gold Exploration, Inc., serving most recently as Chief Exploration Geologist for the Bald Mountain and Ruby Hill mining units.  From 2005 until 2007, Mr. Rehn was a consulting geologist for Gerson Lehman Group, which provides consulting services to various industries, including geology and mining.  Mr. Rehn served as a Consulting Senior Geologist at Placer Dome Exploration, Inc. in 2004 and as an independent consulting geologist throughout the Americas from 1994 until 2003.  He served as a Senior Geologist at Noranda Exploration, Inc. from 1988 until 1994.  Mr. Rehn holds an M.S. in Geology from the Colorado School of Mines and a B.S. in Geological Engineering from the University of Idaho.

Although Mr. Clevenger will retire as an officer and employee of Golden Minerals effective as of September 1, 2015, he will continue to serve as Chairman of the Board.  As a non-employee director, Mr. Clevenger will receive regular Board compensation, including a $20,000 annual retainer, a $1,000 fee for each Board or committee meeting that he attends, and restricted stock units, plus an additional annual $30,000 retainer for his service as Chairman of the Board.  These arrangements are expected to be reviewed in approximately two years.  Mr. Clevenger will receive a pro rata $37,500 cash retainer and a pro rata grant of 30,000 restricted stock units under the Company’s Non-Employee Directors Deferred Compensation and Equity Award Plan for the portion of the year during which he will serve as non-employee Chairman.  In addition, the Company will reimburse Mr. Clevenger for certain office-related expenses during his term as Chairman.

The information set forth in Item 1.02 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2015

Golden Minerals Company

	By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer